Exhibit 9(iii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                         SHAREHOLDER SERVICES AGREEMENT


     THIS AGREEMENT, is made as of the 24th day of October, 1997, by and between those Investment Companies on behalf of the Portfolios (individually referred to herein as a "Fund" and collectively as "Funds") and Classes of Shares ("Classes") listed on Schedule A to Exhibit 1, as it may be amended from time to time, having their principal office and place of business at Federated Investors Tower, Pittsburgh, PA 15222-3779 and who have approved this form of Agreement and Federated Securities Corp.("FSC"), a Pennsylvania Corporation, having its principal office and place of business at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779 and Federated Shareholder Services, a Delaware business trust, having its principal office and place of business at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779 ("FSS"). Each of the Exhibits hereto is incorporated herein in its entirety and made a part hereof. In the event of any inconsistency between the terms of this Agreement and the terms of any applicable Exhibit, the terms of the applicable Exhibit shall govern.

     1. FSC as Principal Servicer (Principal Servicer") hereby contracts with FSS to render or cause to be rendered personal services to shareholders and/or the maintenance of accounts of shareholders of each Class of the Funds to which this Agreement is made applicable by an Exhibit hereto ("Services"). In addition to providing Services directly to shareholders of the Funds, FSS is hereby appointed the Investment Companies' agent to select, negotiate and subcontract for the performance of Services. FSS hereby accepts such appointment. FSS agrees to provide or cause to be provided Services which, in its best judgment (subject to supervision and control of the Investment Companies' Boards of Trustees or Directors, as applicable), are necessary or desirable for shareholders of the Funds. FSS further agrees to provide the Investment Companies, upon request, a written description of the Services which FSS is providing hereunder. The Investment Companies, on behalf of the Funds and each Class subject hereto consents to the appointment of FSS to act in its capacity as described herein and agrees to look solely to FSS for performance of the Services.

2. The term of the undertaking of FSS to render services hereunder in respect of any Class of any Fund and the manner and amount of compensation to be paid in respect thereof shall be specified in respect of each Class of the Funds to which this Agreement is made applicable by an Exhibit hereto. FSS agrees to look solely to the Principal Servicer for its compensation hereunder.

3. This Agreement shall become effective in respect of any Class of Shares of a Fund upon execution of an Exhibit relating to such Class of the Fund. Once effective in respect of any Class of shares, this Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year only if the form of this Agreement is approved at least annually by the Board of each Investment Company, including a majority of the members of the Board of the Investment Company who are not interested persons of the Investment Company ("Independent Board Members") cast in person at a meeting called for that purpose.

4. Notwithstanding paragraph 3, this Agreement may be terminated as follows:

      (a) By any Investment Company as to any Fund at any time, without the payment of any penalty, by the vote of a majority of the Independent Board Members of any Investment Company or by a vote of a majority of the outstanding voting securities of any Fund as defined in the Investment Company Act of 1940 on sixty (60) days' written notice to the parties to this Agreement;

      (b) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940; and

5. FSS agrees to obtain any taxpayer identification number certification from each shareholder of the Funds to which it provides Services that is required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide each Investment Company or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

     6. FSS shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Investment Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. FSS shall be entitled to rely on and may act upon advice of counsel (who may be counsel for such Investment Company) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Any person, even though also an officer, trustee, partner, employee or agent of FSS, who may be or become a member of such Investment Company's Board, officer, employee or agent of any Investment Company, shall be deemed, when rendering services to such Investment Company or acting on any business of such Investment Company (other than services or business in connection with the duties of FSS hereunder) to be rendering such services to or acting solely for such Investment Company and not as an officer, trustee, partner, employee or agent or one under the control or direction of FSS even though paid by FSS.

      This Section 6 shall survive termination of this Agreement.

7. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

8. FSS is expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of each Investment Company that is a Massachusetts business trust and agrees that the obligations assumed by each such Investment Company pursuant to this Agreement shall be limited in any case to such Investment Company and its assets and that FSS shall not seek satisfaction of any such obligations from the shareholders of such Investment Company, the Trustees, Officers, Employees or Agents of such Investment Company, or any of them.

9. The execution and delivery of this Agreement have been authorized by the Trustees of FSS and signed by an authorized officer of FSS, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of FSS, but bind only the trust property of FSS as provided in the Declaration of Trust of FSS.

10. Notices of any kind to be given hereunder shall be in writing (including facsimile communication) and shall be duly given if delivered to any Investment Company at the following address: Federated Investors Tower, Pittsburgh, PA 15222-3779, Attention: President and if delivered to FSS at Federated Investors Tower, Pittsburgh, PA 15222-3779, Attention:
      President.

11. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Sections 3 and 4, hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Pennsylvania law; provided, however, that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

12. This Agreement may be executed by different parties on separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

13. This Agreement shall not be assigned by any party without the prior written consent of the parties hereto. Nothing in this Section 13 shall prevent FSS from delegating its responsibilities to another entity to the extent provided herein.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



                                      Investment Companies (listed on Schedule
A)


Attest: /s/ S. Elliott Cohan          By: /s/ John W. McGonigle
Title:   Assistant Secretary          Title:   Executive Vice President


                                      Federated Shareholder Services


Attest:/s/ Leslie K. Platt            By:   /s/ Byron F. Bowman
Title:   Assistant Secretary          Title:             Vice President


                                      Federated Securities Corp.


Attest: /s/ Leslie K. Platt           By:  /s/ Byron F. Bowman
Title:   Assistant Secretary          Title:             Vice President

                                    EXHIBIT 1
                        TO SHAREHOLDER SERVICES AGREEMENT
                              FOR CLASS B SHARES OF
                            THE INVESTMENT COMPANIES

      1. The Shareholder Services Agreement for Shares of the Investment Companies on behalf of the portfolios (individually referred to as a "Fund" and collectively as "Funds") and the classes of shares ("Classes") listed on the attached Schedule A dated October 24, 1997 among Federated Securities Corp. ("Principal Servicer"), Federated Shareholder Services ("Class Servicer") and the Investment Companies is hereby made applicable on the terms set forth herein to the Class B Shares of the above-referenced Funds. In the event of any inconsistency between the terms of this Exhibit and the Shareholder Services Agreement, the terms of this Exhibit shall govern.

      2. In connection with the Services to be rendered to holders of Class B Shares of each Fund, the Principal Servicer and Class Servicer agree that the Principal Servicer shall retain and compensate the Class Servicer for its Services in respect of the Class B Shares of the Fund on one of the following alternative basis as the Principal Servicer shall elect:

            ALTERNATIVE A3: The Principal Servicer shall pay the Class Servicer a dollar amount as set forth on Schedule A per Class B Commission Share (as defined in the Principal Shareholder Servicer's Agreement) of the Fund. Class Servicer agrees that upon receipt of such payment (which shall be deemed to be full and adequate consideration for an irrevocable service commitment (the "Irrevocable Service Commitment") of Class Servicer hereunder), Class Servicer shall be unconditionally bound and obligated to either: (1) provide the Services in respect of such Commission Share and all other Shares derived therefrom via reinvestment of dividends, free exchanges or otherwise for so long as the same is outstanding or (2) in the event the Class Servicer for the Class B Shares is terminated by the Investment Company, to arrange for a replacement Class Servicer satisfactory to the Investment Company to perform such services, at no additional cost to the Fund.

            ALTERNATIVE B4: If Alternative A is not elected, the Principal Servicer shall pay the Class Servicer twenty five basis points (0.25%) per annum on the average daily net asset value of each Class B Share of the Fund monthly in arrears. The Class Servicer agrees that such payment is full and adequate consideration for the Services to be rendered by it to the holder of such Class B Share.

      3. In the event pursuant to paragraph 2 above, Alternative A has been elected and the Class Servicer is terminated as Class Servicer for the Class B Shares of the Fund, the Class Servicer agrees to pay to any successor Class Servicer for the Class B Shares of the Fund any portion of the excess, if any, of (A) the Servicing Fees received by it hereunder in respect of Class B Shares of the Fund plus interest thereon at the percent as set forth on Schedule A per annum minus (B) the costs it incurred hereunder in respect of the Class B Shares of the Fund prior to such termination.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


Attest:                               FEDERATED SECURITIES CORP.


By: /s/ Leslie K. Platt               By:  /s/ Byron F. Bowman
Title:   Assistant Secretary          Title:             Vice President

Attest:                               FEDERATED SHAREHOLDER SERVICES


By:/s/ Leslie K. Platt                By:   /s/ Byron F. Bowman
Title:   Assistant Secretary          Title:             Vice President

Attest:                               INVESTMENT COMPANIES
                                      (listed on Schedule A)


By: /s/ S. Elliott Cohan              By: /s/ John W. McGonigle
Title:   Assistant Secretary          Title:   Executive Vice President

                                                                Schedule A

Date:   10/24/97     SHAREHOLDER SERVICES AGREEMENT



                     FEDERATED AMERICAN LEADERS FUND, INC.
                        Class B Shares

                     FEDERATED EQUITY FUNDS
                        Federated Aggressive Growth Fund
                        Class B Shares

                        Federated Growth Strategies Fund
                        Class B Shares

                        Federated Small Cap Strategies Fund
                        Class B Shares

                        Federated Capital Appreciation Fund
                        Class B Shares

                     FEDERATED EQUITY INCOME FUND, INC.
                        Class B Shares

                     FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES, INC.
                        Class B Shares

                     FEDERATED GOVERNMENT INCOME SECURITIES, INC.
                        Class B Shares

                     FEDERATED HIGH INCOME BOND FUND, INC.
                        Class B Shares

                     FEDERATED MUNICIPAL OPPORTUNITIES FUND, INC.
                        Class B Shares

                     FEDERATED MUNICIPAL SECURITIES FUND, INC.
                        Class B Shares

                     FEDERATED STOCK AND BOND FUND, INC.
                        Class B Shares

                     FEDERATED UTILITY FUND, INC.
                        Class B Shares

                     FIXED INCOME SECURITIES, INC.
                        Federated Strategic Income Fund
                        Class B Shares

                     INTERNATIONAL SERIES, INC.
                        Federated International Equity Fund
                        Class B Shares

                        Federated International Income Fund
                        Class B Shares

                     INVESTMENT SERIES FUNDS, INC.
                        Federated Bond Fund
                        Class B Shares

                     LIBERTY U.S. GOVERNMENT MONEY MARKET TRUST
                        Class B Shares

                     MUNICIPAL SECURITIES INCOME TRUST
                        Federated Pennsylvania Municipal Income Fund
                        Class B Shares

                     WORLD INVESTMENT SERIES, INC.
                        Federated World Utility Fund
                        Class B Shares

                        Federated Asia Pacific Growth Fund
                        Class B Shares

                        Federated Emerging Markets Fund
                        Class B Shares

                        Federated European Growth Fund
                        Class B Shares

                        Federated International Small Company Fund
                        Class B Shares

                        Federated Latin American Growth Fund
                        Class B Shares

                        Federated International High Income Fund
                        Class B Shares

                        Federated International Growth Fund
                        Class B Shares




The following Funds were added as of DECEMBER 1, 1997:

                     Municipal Securities Income Trust
                        Federated California Municipal Income Fund
                        Class B Shares

                     World Investment Series, Inc.
                        Federated Global Equity Income Fund
                        Class B Shares